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                     Trans World Entertainment Corporation
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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, June 6, 2007, at 10:00 A.M., EDT

Place	The Desmond
660 Albany Shaker Road
Albany, New York 12211

Items of Business	(1) To elect three Directors to serve three year terms and one Director to serve a one year term and until their successors are chosen and qualified.

(2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Record Date	Shareholders of record as of April 20, 2007 are eligible to vote.

Proxy Voting	A proxy and return envelope, requiring no postage if mailed in the United
States, are enclosed for your convenience. Please complete and return your proxy card as promptly as possible. All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, your vote is important. Prompt return of the proxy will assure a quorum and save the Company expense.

By order of the Board of Directors,
John J. Sullivan,
Secretary

May 9, 2007

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

__________________

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 6, 2007, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 9, 2007.

VOTING SECURITIES

     The Company has only one class of voting securities, its common stock, par value $.01 per share (the “Common Stock”). On April 20, 2007, the record date, 31,011,813 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

QUORUM AND TABULATION OF VOTES

     The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from Mellon Investor Services appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

     Pursuant to the Company’s By-Laws, Directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

     Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of Directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted “FOR” the proposal set forth herein as Item 1. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the submission of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

     The only persons known Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 20, 2007, the record date, are indicated belo indicated below:

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Robert J. Higgins	16,617,479 (1)	53.6%
38 Corporate Circle
Albany, New York 12203

Dimensional Fund Advisors Inc.	2,888,239 (2)	9.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Lloyd I. Miller, III	2,822,691 (3)	9.1%
4550 Gordon Drive
Naples, Florida 34102

Riley Investment Management, LLC	2,002,221 (4)	6.5%
11100 Santa Monica Blvd., Suite 810
Los Angeles, CA 90025

Wells Fargo & Company	1,633,400 (5)	5.3%
420 Montgomery Street
San Francisco, California 94104

(1)

Information is as of April 20, 2007, as provided by the holder. Includes 4,175,000 shares that may be acquired within 60 days of April 20, 2007, 50,550 shares owned by the wife of Robert J. Higgins and 137,500 shares owned by a foundation controlled by Robert J. Higgins, and excludes 767,761 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2)	Based on Form 13G, filed February 9, 2007, by Dimensional Fund Advisors Inc.

(3)	Based on Form 13G, filed February 5, 2007, by Lloyd Miller, III.

(4)	Based on Form 13G, filed February 13, 2007, by Riley Investment Management, LLC.

(5)	Based on Form 13G, flied January 31, 2007, by Wells Fargo and Company.

     Mr. Higgins, who beneficially owns 16,617,479 shares of Common Stock as of the record date (approximately 53.6% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for Director named under “Item 1—ELECTION OF DIRECTORS.”

MATTERS TO BE PRESENTED TO THE STOCKHOLDERS
AT THE 2007 ANNUAL MEETING

Item 1. Election of Directors

     The Board of Directors currently intends to present to the meeting the election of three Class I Directors, each to hold office (subject to the Company’s By-Laws) until the 2010 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified and one Class II Director to hold office (subject to the Company’s By-Laws) until the 2008 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

     If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Nominating and Corporate Governance Committee of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

Nominees for Election as Directors

     Robert J. Higgins, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as Chairman and Chief Executive Officer of the Company for more than the past five years. He is also the Company’s principal shareholder. See “PRINCIPAL SHAREHOLDERS.”

     Mark A. Cohen has been a Professor at Columbia University Graduate School of Business since April of 2006. Prior to his Professorship, Mr. Cohen was the Chairman and Chief Executive Officer of Sears Canada Inc. from January 2001 to August 2004. Mr. Cohen joined Sears, Roebuck and Company as Senior Vice President, Merchandising in 1998. From December 1998 until August 1999 he served as Executive Vice President, Marketing before being promoted to Chief Marketing Officer and President, Softlines. Prior to joining Sears, Mr. Cohen held various positions at other retailers, including Bradlee’s Department Stores, Federated Department Stores, Dayton Hudson Corporation, Gap Stores and Lord & Taylor.

     Dr. Joseph G. Morone has been the President and CEO of Albany International Corp since January 2006 and President since August 2005. From August 1997 to July 2005 he was the President of Bentley College. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute’s Lally School of Management and Technology from July 1993 to July 1997. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management’s Center for Science and Technology Policy. Before joining the School of Management in 1988, Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also served in the White House Office of Science and Technology Policy and spent seven years at General Electric Company’s Corporate Research and Development. Dr. Morone also serves on the Board of Directors of Albany International Corp.

     Brett Brewer has been the President at Adknowledge, Inc., a behavioral based advertising company, since November 2006. Prior to joining Adknowledge, Mr. Brewer served as President and a Director of Intermix Media from August 29, 2000 until October 2005 when the company was sold to NewsCorp. Prior to joining Intermix Media, Inc., Mr. Brewer helped run the Southern California Retail Sales Division of CB Richard Ellis between October 1996 and December 1998. Mr. Brewer also serves on the Board of Directors of Treemo.com and Bizworld, Inc.

     Upon election Mr. Brewer will be appointed a Class II Director with his term expiring in 2008.

Continuing Class II Directors (terms expiring in 2008)

     Martin E. Hanaka has served as Chairman of Golfsmith International Holdings since April 2007. He also has served as Chairman Emeritus of the Board of The Sports Authority, Inc. since June 2004. Mr. Hanaka was the Chairman of the Board of The Sports Authority from November 1999 until June 2004 and was its Chief Executive Officer from September 1998 until August 2003. Mr. Hanaka joined The Sports Authority’s Board of Directors in February 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc. an office supply superstore retailer. Mr. Hanaka is also a Director of The Sports Authority and Brightstar Corporation, a wireless wholesale distributor.

     Isaac Kaufman, a Certified Public Accountant, has been Chief Financial Officer and Senior Vice President of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. Mr. Kaufman serves as a Director of Kindred Healthcare, Inc. (operates nursing centers and long-term acute care hospitals) and Hanger Orthopedics (operates Orthotics and Prosthesis patient care centers).

Continuing Class III Directors (terms expiring in 2009)

     Lori J. Schafer has served as Vice President of SAS’ global retail practice, since October of 2003, when Marketmax was acquired by SAS. Before joining SAS, Schafer served as Chairman, President and Chief Executive Officer of Marketmax Inc., a merchandise intelligence software company acquired by SAS in October 2003.She has directed Marketmax operations since 1996. Prior to her move into retail consulting and software development, Ms. Schafer held positions of increasing and diverse responsibility at The Procter & Gamble Company, including assignments in brand management, sales and management information systems. Ms. Schafer is also a Director at A.C. Moore Arts and Crafts, Inc and geoVue, Inc.

     Michael B. Solow is the Managing Partner of the Chicago office of Kaye Scholer LLP, an international law firm based out of New York City, where he has practiced since January 2001 and is currently a member of the firm’s Executive Committee and Co-Chairman of the Corporate Restructuring Practice Group. Prior to joining Kaye Scholer LLP, Mr. Solow was a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm. Mr. Solow is also a member of the Board of Directors for Christen Residential Trust, Inc. and has previously served on other corporate boards, including Camelot Music, Inc.

     Edmond S. Thomas, a Certified Public Accountant, has served as President and Co-Chief Executive Officer of Tilly’s, Inc., a privately held men and women’s apparel retailer, since September 2005. Mr. Thomas also has served as Managing Partner of The Evans Thomas Company, LLC, a privately held consumer goods advisory firm, and AXIS Capital Fund I, LP, an investment fund, since 2000. Prior to that, Mr. Thomas served as President, Chief Operating Officer, and Director of The Wet Seal, Inc., a publicly traded women’s apparel retailer, from 1992 to 2000. Mr. Thomas is currently a member of the Board of Directors of Directed Electronics., a publicly traded designer and marketer of consumer branded vehicle security and convenience systems, and Comark, Inc., a privately held Canadian apparel retailer.

EQUITY OWNERSHIP BY DIRECTORS
AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Common Stock as of April 20, 2007, by each Director and named executive officer of the Company and all Directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.

						Shares that
			Year First			may be	Total
			Elected as			acquired within	Shares	Percent
	Positions With		Director/	Direct		60 days of	Beneficially	of
Name	the Company	Age	Officer	Ownership		April 20, 2007	Owned	Class
Robert J. Higgins	Chairman of the Board and	66	1973	12,442,479	(1)	4,175,000	16,617,479	53.6%
	Chief Executive Officer
Brett Brewer	Director	34	2007	—		—	—	*
Mark A. Cohen	Director	58	2003	—		19,010	19,010	*
Martin E. Hanaka	Director	58	1998	9,698		60,353	70,051	*
Isaac Kaufman	Director	60	1991	34,500		38,510	73,010	*
Dr. Joseph G. Morone	Director	54	1997	11,808		19,010	30,818	*
Lori Schafer	Director	44	2005	—		7,500	7,500	*
Michael B. Solow	Director	47	1999	24,198		34,837	59,035	*
Edmond Thomas	Director	53	2003	—		19,010	19,010	*
James A. Litwak	President – COO	53	2005	4,200		50,000	54,200	*
Bruce J. Eisenberg	Executive Vice President –	47	1995	19,422		517,500	536,922	1.7%
	Real Estate
John J. Sullivan	Executive Vice President –	54	1995	110,038		517,500	627,538	2.0%
	Chief Financial Officer
	and Secretary
All Directors and
Officers as a group (12 persons)				12,656,343		5,458,230	18,114,573	58.4%

*	Less than 1% of issued and outstanding common shares

(1)

Includes 50,550 shares owned by the wife of Robert J. Higgins and 137,500 shares owned by a foundation controlled by Robert J. Higgins and excludes 767,761 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

CORPORATE GOVERNANCE

The Board of Directors

   Meetings and Attendance

     The Board of Directors held six meetings during the 2006 fiscal year. All of the Directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such Director served.

   Guidelines for Evaluating Independence of Directors

     A majority of the Board are independent directors in accordance with the standards of the Nasdaq Stock Market and as described below. The Nomination and Governance Committee as well as the Board annually reviews relationships that Directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director being independent.

     The standards relied upon by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the Nasdaq Stock Market, are comprised, in part, of those objective standards set forth in the Nasdaq rules. The Board is responsible for ensuring that independent directors do not have a material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates. These guidelines are consistent with the independence requirements of the Nasdaq listing standards.

   Presiding Director

     The non-management directors annually elect one independent director to be the Presiding Director. Mr. Hanaka currently serves as the Presiding Director. The Presiding Director’s responsibilities are to:

  Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

  Call meetings of the non-management directors as he or she deems necessary;

  Serve as liaison between the Chairman and the non-management directors;

  Approve agendas and schedules for Board meetings;

  Advise the Chairman of the Board’s informational needs;

  Communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

  Be available for consultation and communication if requested by major stockholders.

Committees of the Board of Directors

  The Audit Committee

     The Board of Directors has an Audit Committee whose members during the 2006 fiscal year were: Isaac Kaufman (Chairman), Lori Schafer and Edmond Thomas. These Directors are, in the opinion of the Board of Directors, “independent” (as defined under the standards of the Nasdaq Stock Market) of management and free of any relationship that would interfere with their exercise of independent judgement as members of the Audit Committee. The Board of Directors has determined that Isaac Kaufman and Edmond Thomas are both independent and qualified as Audit Committee financial experts as such term is defined under the rules and regulations promulgated by the Securities and Exchange Commission and applicable to this Proxy Statement. The Audit Committee held four meetings during the 2006 fiscal year. The Audit Committee’s responsibilities consist of recommending the selection of independent accountants, reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and reviewing the Company’s audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A.

   The Compensation Committee

     The Board of Directors has a Compensation Committee, consisting solely of independent Directors, whose members during the 2006 fiscal year were: Mark A. Cohen (Chairman), Martin E. Hanaka, and Isaac Kaufman. The Compensation Committee held one meeting during the 2006 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy captioned “Compensation Discussion and Analysis.” The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as Exhibit B. A copy of the report of the compensation committee is on page 10 of this Proxy.

   The Nominating and Governance Committee

     The Board of Directors has a Nominating and Corporate Governance Committee, consisting of independent Directors, whose members during the 2006 fiscal year were: Martin E. Hanaka (Chairman), Mark A. Cohen, Isaac Kaufman, Dr. Joseph G. Morone, Lori Schafer, Michael B. Solow and Edmond Thomas. The Nominating and Corporate Governance Committee held four meetings during the 2006 fiscal year. The Nominating Committee develops qualification criteria for Board members; interviews and screens individuals qualified to become Board members in order to make recommendations to the Board; and oversees the evaluation of executive management. The Committee seeks to select a Board that is strong in its collective knowledge of and diversity of skills and experience concerning retail operations, accounting and finance, management and leadership, vision and strategy, risk assessment and corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Exhibit C.

     The Nominating and Corporate Governance Committee will consider nominations submitted by Shareholders. To recommend a nominee, a Shareholder should write to the Company’s Secretary. To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders, a Shareholder recommendation for a Director must be received by the Company’s Secretary no later than January 15, 2008. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating and Corporate Governance Committee.

     The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Nominating and Corporate Governance Committee did not receive any nominations from Shareholders for the 2007 Annual Meeting.

Communications with the Board of Directors

     The Board has established a process for Shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from Shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Martin Hanaka
Chairman of the Nominating and Corporate Governance Committee
c/o the Company’s Secretary
Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203

Compensation of Directors

	Fees Earned		Option	Change in	All Other	Total
	or Paid in	Stock Awards	Awards	Pension Value	Compensation	Compensation
Name*	Cash ($)	($)	($)	($)	($)	($)
Brett Brewer**	5,556	—	—	—	—	5,556
Mark A. Cohen	44,000	79,800	—	—	—	123,800
Martin E. Hanaka	44,000	79,800	—	—	—	123,800
Isaac Kaufman	58,000	79,800	—	4,089	—	141,889
Dr. Joseph G. Morone	40,000	79,800	—	—	—	119,800
Lori Schafer	39,000	79,800	—	—	—	118,800
Michael B. Solow	39,000	79,800	—	—	—	118,800
Edmond Thomas	42,000	79,800	—	—	—	121,800

*	Although Mr. Higgins also serves as a member of the Board, he does not receive any additional compensation for such service.

**	Fees are prorated based on service dates.

     Cash Compensation. Each Director who is not a salaried employee of the Company receives a $25,000 retainer per annum plus a $2,000 attendance fee for each Board Meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings is $1,000 and $500 for committee telephone conference meetings. A committee chairperson receives an additional $5,000 retainer per year and the Audit Committee chairperson receives a $15,000 annual retainer. The Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock, in lieu of cash and to make other discretionary grants of Common Stock to non-employee Directors from time to time.

     Directors Stock Option Plan. Each outside Director is entitled to participate in the Company’s 1990 Stock Option Plan for Non-Employee Directors (the “Directors Plan”). Currently, Messrs. Cohen, Hanaka, Kaufman, Morone, Schafer, Solow and Thomas participate in the Directors Plan. A total of 750,000 shares of Common Stock are reserved for issuance pursuant to non-qualified stock options (the “Director Options”) issued under such plan, and Director Options covering 363,401 shares of Common Stock have been granted and are outstanding.

     An initial grant of 15,000 Director Options is made to each new Director. In addition, on or about May 1 of each year, Directors receive grants of deferred shares of Common Stock (“Deferred Shares”) under the Directors Plan representing $80,000 in market value of Common Stock as of the date of grant. However, the number of Deferred Shares granted may be no greater than 15,000. The Deferred Share grants vest on the third anniversary of the date of grant. Prior to December 31, 2006, each Director elected to either receive Common Stock upon vesting or defer the receipt of such Common Stock until such person is no longer a Director; provided that Deferred Shares will immediately vest and be distributed upon (1) the death or permanent disability of a Director or (2) certain events amounting to a sale or reorganization of the Company. The Board of Directors is authorized, in its discretion, to grant additional Director Options or Common Stock awards to Directors Plan participants. During fiscal 2006, annual grants to outside Directors of 105,000 Deferred Shares were made.

     Retirement Plan. Prior to June 1, 2003 the Company provided the Board of Directors with a noncontributory, unfunded retirement plan that paid a retired Director an annual retirement benefit equal to 60% of the annual retainer at the time of retirement plus a 3% annual increase through the final payment. Payments began at age 62 or retirement, whichever was later, and continued for 10 years or the life of the Director and his or her spouse, whichever period is shorter. Partial vesting in the retirement plan began after six years of continuous service. Participants became fully vested after 12 years of continuous service on the Board.

     As of June 1, 2003, new Directors were not covered by the retirement plan. Directors who were not yet vested in their retirement benefits had the present value of benefits already accrued converted to Deferred Shares under the Directors Plan. Directors that were fully or partially vested in their retirement benefits on June 1, 2003 were given a one time election to continue to participate in the retirement program or convert the present value of benefits already accrued to Deferred Shares under the Directors Plan as of June 1, 2003.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The primary objectives of the Company with respect to executive compensation are to (i) attract and retain the best possible executive talent, (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives, and (iii) align executives’ incentives with shareholder value creation.

     To achieve these objectives, the Compensation Committee maintains compensation plans that tie a portion of executives’ overall compensation to our financial performance, as measured against established goals.

   Components of Executive Compensation

     The Company’s compensation program for its named executive officers consists of the following components:

     Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2007, the executives will receive grants of restricted stock in lieu of merit increases.

     Annual Incentives. Our annual incentive bonus plan, approved by shareholders, provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals and personal performance goals, calculated as a percentage of the officer’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. The Compensation Committee approves the annual incentive award for the Chief Executive Officer and for each officer below the Chief Executive Officer level, based on the Chief Executive Officer’s recommendations. For 2007, the target bonus awards (as a percentage of base salary) will be as follows: Chief Executive Officer, 75%; Chief Operating Officer, 50%; Executive Vice President, 40%; Senior Vice President, 35%; and Vice President, 30%. Depending on the achievement of the predetermined targets, the annual bonus may be less than or greater than the target bonus. Maximum payout (as a percentage of base salary) for officers is as follows: Chief Executive Officer, 150%; Chief Operating Officer, 120%; Executive Vice President, 100%; Senior Vice President, 80%; and Vice President, 60%. Further information regarding the 2007 bonus opportunities to our named executives is set forth under ‘‘Grant of Equity and Incentive Plan-Based Awards’’.

     For fiscal 2006 and 2007, the Committee approved a special bonus plan designed to reward select associates, including Executive Officers for exceptional performance. The plan would pay an incentive bonus for company operating income performance above the levels required to pay maximum bonuses under the annual incentive bonus plan. During 2006, the Company failed to achieve the operating income levels required to payout bonuses per the special bonus plan. For 2007, the target operating income level to begin payout under the plan is $48.1 million.

     Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. During 2005, our Board of Directors adopted and Shareholders’ approved the Long Term Share and Incentive Award Plan, which permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. Historically the Company has granted equity awards to employees, including Executive Officers, each May 1. The determination of the size of any long-term equity compensation grant is made based on competitive factors and the attainment of strategic long term objectives. Equity compensation and stock ownership serve to link the net worth of Executive Officers to the performance of our common stock. In 2007, we intend to provide long-term awards through stock settled appreciation rights, which will vest based on continued employment.

     Retirement and Other Benefits. The Company’s benefits program includes retirement plans and group insurance plans. The objective of the program is to provide Executive Officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) which could interrupt the Executive Officer’s employment and/or income received as an active employee. Retirement plans, including the supplemental executive retirement plans that cover the Executive Officers, are designed to provide a competitive level of retirement income to Executive Officers and to reward them for continued service with the Company. The retirement program for Executive Officers consists of a supplemental executive retirement plan.

     The group insurance program consists of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and the supplemental long-term disability plan, which covers Executive Officers and other Officers.

     Other Compensation. We continue to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently below median competitive levels for comparable companies.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for the oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling this responsibility, we have reviewed and discussed with management the Compensation Analysis and Discussion set forth in this Proxy.

     Based on this review we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy for the 2007 Annual Meeting of Shareholders and filed with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors
Mark A. Cohen, Chairman
Martin E. Hanaka
Isaac Kaufman

Summary Compensation Table

     The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated Executive Officers:

						Non-Equity	Change in
				Stock	Option	Incentive Plan	Pension	All Other	Total
		Salary	Bonus	Awards	Awards	Compensation	Value	Compensation	Compensation
Name	Principal Position	($) (1)	($)	($) (2)	($) (2)	($) (3)	($) (4)	($) (6)	($)
Robert J. Higgins	Chairman of the	1,274,038	—	—	740,333	—	573,170	223,035	2,810,576
	Board and Chief
	Executive Officer

James A. Litwak	President and	458,654	—	—	296,600	—	30,975	1,038	787,267
	Chief Operating
	Officer

Bruce J. Eisenberg	Executive Vice	359,327	—	—	102,634	—	48,059	3,442	513,462
	President – Real
	Estate

Fred Fox(5)	Former Executive	90,192	—	—	—	—	—	150,879	241,071
	Vice President –
	Merchandising and
	Marketing

John J. Sullivan	Executive Vice	359,327	—	—	102,634	—	95,639	3,442	561,042
	President – Chief
	Financial Officer
	and Secretary

(1)	Salary represents amounts paid during fiscal 2006, which included a 53rd week.

(2)

Equity Assumptions: Reflect amounts expensed in the Company’s 2006 financial statements for stock options and stock awards (see footnote 1 to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended February 3, 2007).

(3)

Non-Equity Incentive Plan: Amounts we previously disclosed as “Bonus” in prior years under securities rules then in effect. Refer to the narrative following the Grants of Equity and Incentive Plan-Based Awards table on page 14 of this Proxy Statement for more details on non-equity incentive plan compensation.

(4)

Increase in Actuarial Value of Defined Benefit Pension: Includes an estimate of the 2006 increase in actuarial value of the named Executive Officers’ defined benefit pension plan benefit. These estimates were calculated by first determining the difference between the normal retirement age benefit accrued as of November 1, 2005 and the normal retirement age benefit accrued as of November 1, 2006. The narrative and footnotes following the Pension Benefits table on page 16 provide additional detail about the Company’s pension plans.

(5)

Mr. Fox left the Company effective May 2006. All of Mr. Fox’s unvested stock awards and options were cancelled. As a result, the aggregate FAS 123R expense associated with such stock awards and options was reversed.

(6)	Includes the following payments the Company paid on behalf of the executives:

		Perquisites			Company
		and Other			Contributions to	Severance	Change in
		Personnel	Tax	Insurance	Retirement and	Payments/	Control
		Benefits	Reimbursements	Premiums	401(K) Plans	Accruals	Payments/
Name	Year	($) (1)	($)	($)	($)	($)	Accruals ($)	Total ($)
Robert J. Higgins	2006	69,106	—	150,000	3,929	—	—	223,035
James A. Litwak	2006	—	—	—	1,038	—	—	1,038
Bruce J. Eisenberg	2006	—	—	—	3,442	—	—	3,442
Fred Fox	2006	—	—	—	2,706	148,173	—	150,879
John J. Sullivan	2006	—	—	—	3,442	—	—	3,442

(1)

Perquisites for the Named Executive Officer include club dues ($10,531) and fees paid for a personal assistant ($58,575). The cost of perquisites was determined on the basis of aggregate incremental cost to the Company.

Employment Agreement

     As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 2006, Mr. Higgins was employed as Chief Executive Officer of the Company pursuant to an employment agreement that is in effect until April 30, 2008, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $1,250,000, with annual increases based on performance, as determined by the Compensation Committee, provided however that such increase shall not be less than the percentage amount, if any, by which the Consumer Price Index for All Urban Consumers (the “CPI”) for all items for New York, New York as of April exceeds the CPI for the previous April. For 2006, Mr. Higgins elected to forgo his annual increase. For 2007, Mr. Higgins received shares of restricted stock in lieu of his increase. Mr. Higgins is reimbursed for two club memberships and is entitled to payment of or reimbursement for life insurance premiums of an amount which has an annual net after tax cost to the Company of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, the Company must provide Mr. Higgins with an automobile and Mr. Higgins is eligible to participate in the Company’s executive bonus plan, health and accident insurance plans, stock option plans and in other fringe benefit programs adopted by the Company for the benefit of its executive employees.

     In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive 2.99 times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

Severance Policy

     The Company also has a severance policy that is applicable to Officers, including Executive Officers. Under that policy, which is subject to review and amendment by the Committee from time to time, an Officer whose employment is terminated by the Company as a result of a reduction in force, position elimination or a failure to keep pace with the strategic demands of his or her position and who executes a release in the form requested by the Company is generally entitled to continue to receive one week of salary continuation, and continued participation in other benefit plans, for each year of service, with a minimum of 13 weeks for Vice President level officers and 26 weeks for the President and a maximum of 26 weeks for Vice President level officers and 52 weeks for the President.

Grants of Equity and Incentive Plan-Based Awards

     The following table summarizes grants of plan-based awards made to each of the Named Executive Officers during the last fiscal year. All awards were stock settled appreciation rights which vest 50% after three years and 50% after four years. The Compensation Committee has approved target and maximum bonus opportunities (expressed as a percentage of salary) for our Named Executives for 2007, based upon achievement of corporate financial goals and achieving measurable individual annual performance objectives.

All Other
						All Other	Option
						Stock	Awards;	Exercise or	Grant Date
			Estimated Future Payouts Under Equity			Awards;	Number of	Base Price	Fair Value
			Incentive Plan Awards			Number of	Securities	of Option	of Stock
		Approval	Threshold	Target	Maximum	Shares of	Underlying	Awards	and Option
Name	Grant Date	Date	($)	($)	($)	Stock (#)	Options (#)	($/Share)	Awards
Robert J. Higgins	5/1/2006	5/1/2006	—	—	—	—	450,000	5.32	1,471,642
James A. Litwak	—	—	—	—	—	—	—	—	—
Bruce J. Eisenberg	5/1/2006	3/23/2006	—	—	—	—	50,000	5.32	175,865
Fred Fox(1)	—	—	—	—	—	—	—	—	—
John J. Sullivan	5/1/2006	3/23/2006	—	—	—	—	50,000	5.32	175,865

(1)      Mr. Fox left the Company effective May 2006.

Outstanding Equity Awards at Fiscal Year-end

     The table below summarizes the Named Executive Officers’ equity awards that were unvested or unexercised, as applicable, as of February 3, 2007.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Robert J. Higgins	900,000	—	11.20	11/14/2007
	200,000	—	13.06	6/9/2009
	500,000	—	10.88	5/1/2010
	500,000	—	8.95	5/1/2011
	550,000	—	8.02	5/1/2012
	375,000	125,000	3.50	5/1/2013
	—	500,000	3.50	5/1/2013
	550,000	—	10.31	5/1/2014
	475,000	—	14.32	5/1/2015
	—	450,000	5.32	5/1/2016

James A. Litwak	50,000	250,000	7.10	10/24/2015

Bruce J. Eisenberg	60,000	—	3.96	5/1/2007
	22,500	—	17.79	5/1/2008
	75,000	—	15.25	5/3/2009
	50,000	—	10.88	5/1/2010
	50,000	—	8.95	5/1/2011
	60,000	—	8.02	5/1/2012
	75,000	75,000	3.50	5/1/2013
	60,000	—	10.31	5/1/2014
	50,000	—	14.32	5/1/2015
	—	50,000	5.32	5/1/2016

Fred Fox	—	—	—	—

John J. Sullivan	22,500	—	17.79	5/1/2008
	75,000	—	15.25	5/3/2009
	50,000	—	10.88	5/1/2010
	50,000	—	8.95	5/1/2011
	60,000	—	8.02	5/1/2012
	75,000	75,000	3.50	5/1/2013
	60,000	—	10.31	5/1/2014
	50,000	—	14.32	5/1/2015
	—	50,000	5.32	5/1/2016

Mr. Fox left the Company effective May 2006.

     On May 1, 2003, stock options representing 1,000,000 shares of Common Stock were granted to Mr. Higgins subject to the following vesting arrangement: options representing 500,000 shares will vest over a 4-year period and options representing 500,000 shares will vest pursuant to a 5-year cliff vesting arrangement with a performance accelerator clause. The performance acceleration will apply at such time as Mr. Higgins recommends, and the Board of Directors approves, a successor Chief Executive Officer for Trans World Entertainment Corporation. If a successor Chief Executive Officer is hired before the 5-year cliff vesting is satisfied, the 500,000 shares vest in full.

Fiscal 2006 Option Exercises and Stock Vested

     The following table summarizes options exercised and stock awards that vested during the last completed fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
	Exercise	on Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Robert J. Higgins	—	—	—	—
James A. Litwak	—	—	—	—
Fred Fox	75,000	169,084	—	—
Bruce J. Eisenberg	—	—	—	—
John J. Sullivan	—	—	—	—

Mr. Fox left the Company effective May 2006.

Pension Benefits

     The Company maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) for certain Executive Officers of the Company. The SERP, which is unfunded, provides eligible executives defined pension benefits that supplement benefits under other retirement arrangements. The annual benefit amount is equal to 50% of the average of the participant’s base compensation for the five years prior to retirement plus the average of the three largest bonus payments for the last five years prior to retirement, to the extent vested. The Company has established a rabbi trust, the purpose is to be a source of funds to match respective funding obligations to participants in the SERP. As of February 3, 2007, total assets related to the Rabbi Trust were $5.3 million related to the cash surrender value of trust owned life insurance policies. The following table illustrates pension benefits accrued under the Supplemental Executive Retirement Plan:

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($) (1)	($)
Robert J. Higgins	Supplemental Executive	34	13,532,541	—
	Retirement Plan
James A. Litwak	Supplemental Executive	1	30,975	—
	Retirement Plan
Bruce J. Eisenberg	Supplemental Executive	13	507,248	—
	Retirement Plan
Fred Fox	Supplemental Executive	—	—	—
	Retirement Plan
John J. Sullivan	Supplemental Executive	15	941,919	—
	Retirement Plan

Mr. Fox left the Company effective May 2006.

(1)

The amounts shown in this column are based on the same assumptions used in preparation of the Company’s 2006 Consolidated Financial Statements, which are described in Notes 1 and 9 to the Company’s 2006 Consolidated Financial Statements.

Potential Payments Upon Termination or Change of Control

     The following table illustrates potential payments upon termination or change of control as of February 3, 2007:

		Involuntary				Change of
	Voluntary	For Cause	W/O Cause	Death	Disability	Control
Retirement Benefits (1)
Mr. Higgins	—	—	—	—	—	—
Mr. Litwak	—	—	—	1,202,680	1,202,680	1,202,680
Mr. Eisenberg	—	—	—	597,501	597,501	597,501
Mr. Sullivan	—	—	—	740,674	740,674	740,674
Equity(2)
Mr. Higgins	—	—	—	1,642,750	1,642,750	1,642,750
Mr. Litwak	—	—	—	—	—	—
Mr. Eisenberg	—	—	—	195,250	195,250	195,250
Mr. Sullivan	—	—	—	195,250	195,250	195,250
Severance Benefits (3)
Mr. Higgins	—	—	4,140,624	5,071,063	5,071,063	3,737,500
Mr. Litwak	—	—	225,000	225,000	225,000	225,000
Mr. Eisenberg	—	—	88,750	88,750	88,750	88,750
Mr. Sullivan	—	—	102,404	102,404	102,404	102,404
Health and Welfare Benefits (4)
Mr. Higgins	—	—	503,386	193,610	193,610	3,610
Mr. Litwak	—	—	1,444	1,444	1,444	1,444
Mr. Eisenberg	—	—	722	722	722	722
Mr. Sullivan	—	—	833	833	833	833

(1)

Under provisions of the Trans World Entertainment Supplemental Executive Retirement Plan, a participant would be fully vested in his pension benefit in the event of death, disability or of a change in control of the Company. The estimated present value of the benefit increases due to the death, disability or change in control provisions as of 2/3/2007 are presented. Additionally, all benefits under the Supplemental Executive Retirement Plan will be forfeited in the event of any of the following: competitive conduct during the 5 years following termination or at any time while in receipt of benefits; solicitation for employment or employment of company employees during the 5 years following termination or at any time while in receipt of benefits (this clause is waived in the event of a change in control); disclosure of confidential information; or termination for cause.

(2)	Value as of February 3, 2007 of unvested option awards.

(3)	Severance provisions as provided by the Company’s severance policy as described above except as it relates to Mr. Higgins, which is per the provisions stated in Mr. Higgins employment agreement.

(4)	Anticipated costs of continuing life insurance, disability, medical, dental and hospitalization benefits for estimated severance period.

Deductibility of Compensation Expenses

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for annual compensation over $1 million for its Chief Executive Officer or any of its four other highest paid Executive Officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to continue to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company’s compensation goals.

Compensation Committee Interlocks and Insider Participation

     There were no compensation committee interlocks during fiscal 2006. None of the Committee’s members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K.

RELATED PARTY TRANSACTIONS

     The Company leases its 181,300 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman and Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,100 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. A 19,100 square foot office expansion was completed in September 1998 adjoining the existing facility.

     Under the three capitalized leases, dated April 1, 1985, November 1, 1989 and September 1, 1998 (the “Leases”), the Company paid Mr. Higgins an annual rent of $2.0 million in fiscal 2006. On January 1, 2006, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. The next such increase will be effective January 1, 2008, and occurs every two years thereafter. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of the Leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins’ obligation for principal and interest on his underlying indebtedness relating to the real property is approximately $1.1 million annually.

     The Company leases one of its retail stores from Mr. Higgins under an operating lease, with an annual rental of $40,000. Under the terms of the lease, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. Total additional charges during fiscal 2006 were $4,100.

     The Company regularly charters an aircraft for Company business from Crystal Jet, a corporation wholly-owned by Mr. Higgins. During fiscal 2006, payments to Crystal Jet aggregated $11,000. The Company also charters an aircraft, for Company business, from Richmor Aviation, an unaffiliated corporation which leases an aircraft owned by Mr. Higgins. Payments to Richmor Aviation were $526,000 in 2006. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charters.

     Mark Higgins, the son of Robert J. Higgins was employed with the Company as Vice President —Merchandising Movies, Games, Electronics and Trend. During 2006, Mark Higgins received $213,923 in cash compensation and was granted 8,500 stock settled appreciation rights.

     The Board has assigned responsibility for reviewing related party transactions to its Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between the Company or its subsidiaries and any Director or Officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. The Audit Committee reports to the Board, for its review, on all related party transactions considered. The transactions that were entered into with an “interested Director” were approved by a majority of disinterested Directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company’s Directors, Executive Officers and persons who own more than ten percent of the registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent stockholders were complied with.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements with the Company’s Management and its independent accountants, KPMG, LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. The Audit Committee has discussed with KPMG LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent accountants’ provision of information technology and other non-audit services to the Company is compatible with the accountants’ independence.

     The Audit Committee also discussed with the Company’s internal auditors and with KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with KPMG LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting. Based on its review and discussions referred to above, The Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended February 3, 2007 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended February 3, 2007.

Audit Committee of the Board of Directors
Isaac Kaufman (Chairman)
Lori Schafer
Edmond Thomas

OTHER MATTERS

     Other Items. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

     Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

     Independent Accountants. The Board of Directors currently intends to select KPMG LLP as independent accountants for the Company for the fiscal year ending February 2, 2008. KPMG LLP has acted as accountants for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company’s accountants since 1985. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

     The appointment of independent accountants is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.

     Before making its recommendation to the Board for appointment of KPMG LLP, the Audit Committee carefully considered that firm’s qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG LLP in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving KPMG LLP and any proceedings by the Securities and Exchange Commission (the “SEC”) against the firm. In this respect, the Audit Committee has concluded that the ability of KPMG LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation. The following is a description of the fees billed to the Company by KPMG LLP for fiscal years 2006 and 2005.

     Audit Fees. Audit fees include fees paid by the Company to KPMG LLP in connection with the annual audit of the Company’s consolidated financial statements and KPMG LLP’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by independent accountants. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for fiscal years 2006 and 2005 totaled $750,000 and $725,000, respectively.

     Audit Related Fees. Audit related services include due diligence and audit services related to employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by KPMG LLP for audit related services rendered to the Company and its subsidiaries for fiscal years 2006 and 2005 totaled $210,000 and $21,700, respectively. The increase from 2005 was due to additional services provided related to the Musicland acquisition.

     Tax fees. Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG LLP for tax related services rendered to the Company and its subsidiaries for fiscal years 2006 and 2005 totaled $0 and $0, respectively. Deloitte and Touche LLP was the Company’s primary tax advisor in 2006.

     Each year, the Company reviews its existing practices regarding the use of its independent accountants to provide non-audit and consulting services, to ensure compliance with recent SEC proposals. The Company has a policy which provides that the Company’s independent accountants may provide certain non-audit services which do not impair the accountants’ independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as non-audit services provided by the Company’s independent accoun-

tants. This policy is administered by the Company’s senior financial management, which reports throughout the year to the Audit Committee.

     Financial Statements. The Company’s 2006 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended February 3, 2007 is being sent concurrently to shareholders. If you have not received or had access to the 2006 Annual Report to Shareholders, you may request a copy by writing to: Trans World Entertainment Corporation, Attention: Treasurer, 38 Corporate Circle, Albany, NY 12203, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2008 must submit the same in writing so as to be received at the executive offices of the Company on or before January 15, 2008. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders’ proposals. Proposals should be addressed to John J. Sullivan, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 6, 2007.

By order of the Board of Directors,
John J. Sullivan,
Secretary

May 9, 2007

APPENDIX A

TRANS WORLD ENTERTAINMENT CORPORATION

CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

A.   FORMATION OF THE AUDIT COMMITTEE

     There shall be a committee of the Board of Directors (the “Board”) of Trans World Entertainment Corporation, a New York corporation (the “Company”), to be known as the “Audit Committee” (the “Committee”). The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a committee member. Without limiting the generality of the preceding sentence, the directors appointed to the Committee shall satisfy the independence requirements of the NASDAQ National Market and shall not be an affiliated person of the issuer or any subsidiary as defined under the Sarbanes-Oxley Act of 2002. The Committee shall consist of no fewer than three independent directors, for a term of appointment at the discretion of the Board of Directors, usually for one year. Compensation paid to a director, directly or indirectly, by the Company, other than compensation for board and committee services, regardless of the amount is prohibited. All members of the Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements at the time of their appointment, and at least one member of the Committee shall have accounting or related financial management experience, such that they would be considered a “financial expert” under applicable SEC rules. The Committee shall meet regularly at least four times annually, and special meetings may be called as circumstances require. The Committee will meet annually with management, the director of the internal audit function and the independent accountants in separate executive sessions. In addition, the Committee, will meet with the independent accountants and management quarterly to review the Company’s financials and public filings. The Company shall provide for appropriate funding, as determined by the Committee, for the performance of its duties, including compensation for the Company’s independent auditors and any independent counsel and advisors retained by the Committee.

A.   RESPONSIBILITIES OF THE COMMITTEE

     The Committee shall assist the corporate directors in fulfilling their responsibility to the Company’s shareholders, potential shareholders and the investment community, with specific attention to the Company’s accounting function, its SEC and NASDAQ reporting practices, and the quality and integrity of the Company’s system of internal and disclosure controls regarding finance, accounting, legal compliance and ethics. It is the responsibility of the Audit Committee to maintain free and open means of communication among the corporate directors, the independent auditors, the internal auditor (if any), general counsel and outside counsel to the Company, and the financial management of the Company.

B.   DUTIES OF THE COMMITTEE

     In carrying out its responsibilities, the Committee shall:

     1. Review the Charter. Review this charter periodically, at least annually, and update it as conditions dictate.

     2. Select, authorize and oversee auditors. Have the sole authority to review, select and appoint the independent auditors to audit the books of the Company and its divisions or subsidiaries. Approve the compensation of independent auditors, oversee the work of the independent auditors and resolve disagreements between management and the auditors.

     3. Authorize and oversee independent counsel. Appoint and approve compensation for independent counsel and advisors, including legal, accounting and other experts, as deemed necessary, to obtain clarifications and opinions on the financial statements, litigation and any other matters as considered necessary.

     4. Audit Plan. Meet with the independent auditors and financial management of the Company to review the scope of the proposed external audit for the current fiscal year and the audit procedures to be utilized and, at the conclusion of the audit, review any comments or recommendations of the independent auditors. As part of the audit plan, the Committee shall review the process of assessing the risk of fraudulent financial reporting in any material respect, and the procedures that the independent auditors plan to undertake in the audit.

     5. Approve non-audit services provided by independent auditors. Approve in advance all non-audit services provided by the independent auditor. Designate at least one member for approval of non-audit services and ratify such approval at the Audit Committee meeting immediately following the approval. Ensure that the Company publicly discloses approval for non-audit services in its periodic reports.

     6. Internal Accounting Controls. Review with the independent auditors and the Company’s financial and accounting management the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, and elicit any recommendations for improvement of the internal control procedures or particular areas where new or more detailed controls or procedures may be desirable. Discuss guidelines and policies and govern the process by which risk assessment and management are undertaken.

     7. Accounting Principles. Meet with financial management of the Company concerning any proposed changes in accounting principles of the Company and, subject to review with independent auditors, approve such changes.

     8. Related Party Transactions. Review and approve all “related party” transactions with the Company’s directors and officers.

     9. Code of Ethics. Review and approve the Company’s policy statements on ethical corporate conduct and determine whether the views of the Board are sufficiently detailed in the Company’s formal Code of Ethics.

     10. Communication. Establish open channels of communication such that the Company’s employees can confidentially and anonymously express their concerns over accounting, internal control or auditing matters. Nominate one director who will receive such concerns. Employees may communicate with the Committee without fear of retaliation or liability for any use of the information provided.

     11. Proxy Report. Prepare the Audit Committee report to be included in the Company’s annual proxy statement, as required by the SEC.

     12. Internal Audit Function. Review the internal audit function of the Company, including proposed programs for the current year and the coordination of such programs with the independent auditors, with particular attention to maintaining the most effective balance between independent and internal auditing resources.

     13. Operating Results. Review, prior to each Committee meeting but no less than quarterly, a summary of the Company’s financial results compared to plan and a revised forecast for the balance of the fiscal year provided by financial management.

     14. Review year-end and quarterly financial statements. Review, prior to release, quarterly unaudited and annual audited financial statements, and MD&A, with management and the Company’s independent auditors. Review of the year-end financial statements shall be accompanied by an explanation from management of all significant fluctuations in balance sheet and income statement line items compared to the preceding fiscal year and to plan. The Committee shall review the disclosures contained in the financial statements with the independent auditors to determine that the independent auditors are satisfied with such disclosures and the content of the financial statements to be presented to the shareholders. The Committee shall discuss with management, the press releases and earnings guidance provided to analysts and rating agencies although such discussions need not occur prior to the release or guidance.

     15. Review periodic reports. Review and discuss with the management and the independent auditors the SEC filings made by the Company and other published documents containing the Company’s financial state-

ments, with attention to whether the information contained in these documents is consistent with the information contained in the financial statements.

     16. Accounting Accruals. Inquire of financial management of the Company about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements.

     17. Private Consultation with Independent Auditors. Make available the independent auditors for private consultation at all meetings of the Committee; the independent auditors should be encouraged by the Committee to evaluate the Company’s financial, accounting and auditing personnel, and describe the level of cooperation that the independent auditors received during the course of the audit. Review all critical accounting policies and practices to be used; discuss with the independent auditors all alternative treatments and disclosures of financial information within accounting principles generally accepted in the United States of America (GAAP), that have been discussed with management, their ramifications and the treatment preferred by the independent auditors; and all other material written communication between the independent auditors and the management. Ensure that independent auditors periodically submit formal written statements delineating all relationships between the auditor and the Company and discuss any disclosed relationships or services that may impact, or appear to impact, the objectivity and independence of the auditor and recommend that the Board take appropriate action regarding the auditor’s independence. Discuss with the independent auditor matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

     18. Hiring employees of the Independent Auditor. Set clear hiring policies for employees or former employees of the independent auditors.

     19. Review of Legal Matters. Meet at least annually with the appropriate officer of the Company and, if applicable or appropriate in the Committee’s judgment, outside counsel, to review compliance with the Company’s Code of Ethics and other policies and procedures, to discuss legal matters that may have a significant impact on the Company’s financial statements and to review legal compliance matters including security trading policies. The Committee shall cause to be made an investigation into any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, conduct of such an investigation is appropriate.

     20. Income Tax Matters. Review once annually the open years on federal income tax returns, whether there are significant items that have been or might be disputed by the IRS, and inquire as to the status of the related tax reserves.

     21. Minutes. Submit minutes of all the meetings of the Committee to the Company’s Board.

     22. Letter from Audit Committee Chairman. Submit once annually, at or about the time of the Company’s Annual Meeting of Shareholders, a letter from the Committee Chairman setting forth to the Board a summary of the Committee’s responsibilities and activities.

     23. Qualified Legal Compliance Committee. The Committee shall serve as the Company’s Qualified Legal Compliance Committee (“QLCC”) within the meaning of and in accordance with 17 CFR Part 205. In such capacity, the Committee shall meet only as and when required to discharge its QLCC responsibilities.

     In its capacity as the QLCC, the Committee shall:

1.

Establish written procedures for the confidential receipt, retention and consideration of reports to the Committee by the appropriate officer of the Company or the Company’s reporting attorneys that credible evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law or at common law, or a similar material violation of any United States federal or state law by the Company or its subsidiaries or by any officer, director, employee or agent of the Company or its subsidiaries has occurred, is ongoing or is about to occur (each, a “Material Violation”).

2.

Inform the appropriate officer of the Company, the Company’s Chief Executive Officer and the Company’s Chairman of the Board of any evidence of a Material Violation that is reported to the Committee (unless the Committee reasonably believes that it would be futile to report such evidence of Material Violation to such persons).

3.	Determine whether an investigation is necessary regarding any evidence of a Material Violation that is reported to the Committee by the appropriate officer of the Company or reporting attorneys.

4.

If the Committee determines an investigation is necessary or appropriate in relation to a report of evidence of a Material Violation: (i) notify the Board; (ii) initiate an investigation, which may be conducted either by the appropriate officer of the Company or by outside attorneys; and (iii) retain such additional expert personnel as the Committee deems necessary. At the conclusion of any such investigation: (i) recommend to the Board, by majority vote, that the Company implement an appropriate response to the evidence of a Material Violation; and (ii) inform the appropriate officer of the Company, the Company’s Chief Executive Officer, the Company’s Chairman of the Board and the Company’s Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted.

5.

Acting by majority vote, take all other appropriate actions to respond to evidence of a Material Violation that is reported to the Committee by the appropriate officer of the Company or reporting attorney, including the authority to notify the Securities and Exchange Commission in the event the Company fails in any material respect to implement the appropriate response that the Committee has recommended the Company to take.

* * * * *

March 2007

APPENDIX B

TRANS WORLD ENTERTAINMENT CORPORATION

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

A.   FORMATION OF THE COMPENSATION COMMITTEE

     There shall be a committee of the Board of Directors (the “Board”) of Trans World Entertainment Corporation, a New York corporation (the “Company”) to be known as the “Compensation Committee” (the “Committee”). The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a committee member. Without limiting the generality of the preceding sentence, the directors appointed to the Committee shall satisfy the independence requirements of the NASDAQ National Market, shall not be an affiliated person of the issuer or any subsidiary as defined under the Sarbanes-Oxley Act of 2002 and, if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986. The Committee shall consist of no fewer than three independent directors, for a term of appointment at the discretion of the Board of Directors, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate., usually for one year. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements and any other corporate legislation in effect at that time. Except as expressly provided in this Charter or the by-laws of the Company, the Committee shall fix its own rules of procedure.

B.   RESPONSIBILITIES OF THE COMMITTEE

The Committee shall:

	(a)	discharge the Board’s responsibilities relating to compensation of the Company’s executives and

	(b)	prepare an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

C.	DUTIES OF THE COMMITTEE

In carrying out its responsibilities, the Committee shall:

1.

Review and approve all executive compensation. The Committee shall review and approve corporate goals and objectives relevant to all executive officer compensation, evaluate each executive officer’s performance in light of those goals and objectives, and set the executive compensation level based on this evaluation. In determining the long-term incentive component of executive officers compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to executive officers at comparable companies, and the awards given to the Company’s executive officers in past years.

	2.	Annual Review. The Committee shall annually review and make recommendations to the Board with respect to the compensation of all officers and other key executives.

	3.	Recommendations to the Board. The Committee shall make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

B-1

4.

Authority to retain consultants. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

5.

Authorize and oversee independent counsel. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as deemed necessary or appropriate.

6.

Administer awards and incentives. The Committee shall adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

7.	Periodic reports. The Committee shall make periodic reports to the Board.

8.	Review of Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

9.	Review Committee performance. The Committee shall annually review its own performance.

10.	Delegation of authority. The Committee may form and delegate authority to subcommittees when appropriate.

11.

Review overall compensation for officer employees. The Committee shall review the overall compensation structure of the Company to determine that it establishes appropriate incentives for officer employees at all levels. All incentives, while industry-dependent and different for different categories of officers should further the Company’s long-term strategic plan and be consistent with the culture of the Company and the overall goal of enhancing shareholder value.

March 2007

B-2

APPENDIX C

TRANS WORLD ENTERTAINMENT CORPORATION

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE OF THE

BOARD OF DIRECTORS

A.   FORMATION OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     There shall be a committee of the Board of Directors (the “Board”) of Trans World Entertainment Corporation, a New York corporation (the “Company”), to be known as the “Nominating and Corporate Governance Committee” (the “Committee”). The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. Without limiting the generality of the preceding sentence, the directors appointed to the Committee shall satisfy the independence requirements of the NASDAQ National Market and shall not be an affiliated person of the issuer or any subsidiary as defined under the Sarbanes-Oxley Act of 2002. The Committee shall consist of no fewer than three independent directors, for a term of appointment at the discretion of the Board of Directors, considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate, usually for one year. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements and any other corporate legislation in effect at that time. The Committee may form and delegate authority to subcommittees when appropriate, and shall meet as necessary, but at least once each year, in order to enable it to fulfill its responsibilities and duties as set forth herein. Except as expressly provided in this Charter, the by-laws of the Company and any applicable corporate governance guidelines of the Company, the Committee shall fix its own rules of procedure.

B.   RESPONSIBILITIES OF THE COMMITTEE

     The Committee shall (1) assist the Board in identifying individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders; (2) recommend members of the Board to serve on the committees of the Board; (3) recommend to the Board individuals qualified to be elected as officers of the Company; (4) recommend to the Board the corporate governance and business ethics policies, principles, guidelines and codes of conduct applicable to the Company; and (5) lead the Board in its annual review of the Board’s performance.

C.	DUTIES OF THE COMMITTEE

NOMINATING . The Committee shall:

Develop policies on the size and composition of the Board and qualification criteria, as prescribed by corporate legislation and NASDAQ rules, for Board members in order to insure that the Board is comprised of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company and who have sufficient time available to devote to the affairs of the Company;

Actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board;

Receive suggestions concerning possible candidates for election to the Board, including self-nominations, nominations from shareholders in accordance with the Company’s by-laws and other third-party nominations;

Recommend to the Board individuals for vacancies occurring from time to time on the Board, including vacancies resulting from an increase in the size of the Board;

C-1

  Recommend the slate of nominees to be proposed for election at each annual meeting of shareholders;

  Recommend members of the Board to serve on the committees of the Board; and

  Recommend to the Board individuals qualified to be elected as officers of the Company.

     CORPORATE GOVERNANCE . The Committee shall:

  Develop and recommend to the Board a set of corporate governance and business ethics policies, principles, guidelines and codes of conduct applicable to the Company and its directors, officers and employees;

  Review and reassess at least annually the adequacy of the Company’s corporate governance and business ethics policies, principles, guidelines and codes of conduct in light of emerging issues and developments related to corporate governance and other factors and formulate and recommend any proposed changes to the Board for approval;

  Generally advise the Board as a whole on corporate governance matters;

  Review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval;

  Annually review its own performance; and

  Review and assess the management succession plan for the Chief Executive Officer position.

     OTHER . The Committee shall have the authority to:

  Request reports from internal or external sources on matters related to its authority and duties as described in this Charter and on any subject that it deems related to its responsibilities;

  Retain and terminate any search firm to be used to identify director or officer candidates and to approve the search firm’s fees and other retention terms;

  Receive communications from shareholders and provide copies or summaries of such communications to the other Directors, as the Chairman of the Committee considers appropriate;

  Retain and terminate outside accountants, legal counsel and other advisors to advise the Committee with respect to Committee matters as it may deem appropriate in its sole discretion and approve related fees and retention terms; and

  Perform such other activities as the Committee or the Board may from time to time deem necessary or appropriate.

D.   PROCEDURE FOR SHAREHOLDER NOMINATIONS

     The Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder must write to the Company’s Secretary. To be considered by the Committee for nomination and inclusion in the Company’s proxy statement for its annual meeting of shareholders, a shareholder recommendation for a director must be received by the Company’s Secretary no later than the deadline for submitting shareholder proposals pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

     Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Committee will evaluate those candidates by applying substantially the same criteria, as for candidates submitted by Board members.

March 2007

C-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TRANS WORLD ENTERTAINMENT CORPORATION

The undersigned hereby appoints Robert J. Higgins and John J. Sullivan proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Trans World Entertainment Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 6, 2007 or any adjournment thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WlLL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WlLL BE VOTED "FOR" PROPOSAL 1.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Trans World Entertainment Corporation	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR item 1.
Item 1- ELECTION OF DIRECTORS			Item 2- In their discretion, the Proxies are authorized to vote upon all other
Nominees:			matters that properly may be presented at the meeting.
01	Robert J. Higgins
02	Mark A. Cohen
03	Dr. Joseph G. Morone and
04	Brett Brewer		Plan to Attend Meeting ☐
WITHHELD
	FOR	FOR ALL
	☐	☐

WITHHELD FOR: (Write that nominee's name in the space provided below).

Signature ________________________________________ Signature ________________________________________ Date _____________
NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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